As filed with the Securities and Exchange Commission on October 30, 2026

Registration No. 333-289830

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BNB STANDARD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	27-3911608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BNB Standard Corporation

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Alex Odagiu

Chief Executive Officer

BNB Standard Corporation

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jonathan S. Schulman

Ashurst Perkins Coie US LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

Telephone: (303) 291-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller Reporting Company	☒
						Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-289830) (“Post-Effective Amendment No. 1”) of BNB Standard Corporation (formerly known as CEA Industries Inc., the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2026 was filed because the Company was no longer a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it filed its Annual Report on Form 10-K for the fiscal year ended April 30, 2026. Post-Effective Amendment No. 1 added disclosure to the registration statement required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee. Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-289830) (“Post-Effective Amendment No. 2”) of the Company, filed with the SEC on October 5, 2026, was filed using EDGAR submission type POS AM in order to convert the registration statement to the proper EDGAR submission type for a non-automatic shelf registration statement and makes certain other amendments.

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-289830) (“Post-Effective Amendment No. 3”) of the Company is being filed primarily to (i) amend and restate (a) the “Incorporation By Reference” sections of each of the registration statement of which the base prospectus forms a part and the “at the market offering” prospectus, (b) the “Forward-Looking Statements” sections of each of the registration statement of which the base prospectus forms a part and the “at the market offering” prospectus, (c) the “The Company” section of the registration statement of which the base prospectus forms a part and (d) the “Prospectus Summary” section of the “at the market offering” prospectus, (ii) include an updated consent of the Company’s independent registered public accounting firm (Sadler, Gibb & Associates, LLC), filed herewith as Exhibit 23.1, (iii) update certain sale price information that was based on October 1, 2026 to October 29, 2026, the trading day prior to the date of this Post-Effective Amendment No. 3, (iv) make other general updates associated with the passage of time since Post-Effective Amendment No. 2 was filed and (v) make corresponding changes to the exhibit index and signature page. Other than as set forth above, the remainder of the registration statement, including the base prospectus which forms a part thereof, and the “at the market offering” prospectus, is unchanged. No additional securities are being registered under this Post-Effective Amendment No. 3. All applicable registration fees were previously paid.

This registration statement contains two prospectuses:

● a base prospectus which covers the offer and sale from time to time of shares of the Company’s common stock, shares of the Company’s preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that the Company determines at the time of the offering; and

● an “at the market offering” prospectus covering the offering, issuance and sale by the Company of up to $50,000,000 of the Company’s common stock that may be issued and sold from time to time under the Controlled Equity OfferingSM Sales Agreement, dated August 25, 2025, as amended by Amendment No. 1 to the Controlled Equity OfferingSM Sales Agreement, dated October 2, 2026, between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The “at the market offering” prospectus immediately follows the base prospectus. Upon termination of the Sales Agreement or suspension or termination of the “at the market offering” prospectus, any amounts included in that prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 30, 2026

PROSPECTUS

BNB STANDARD CORPORATION

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time up to $1,000,000,000 of shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common stock, public warrants and stapled warrants are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbols “BNC,” “BNCWW” and “BNCWZ,” respectively.

On October 29, 2026, the last reported sale prices on Nasdaq of our common stock, public warrants and stapled warrants were $5.41 per share, $0.0103 per public warrant and $0.1509 per stapled warrant, respectively.

If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” beginning on page 4 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October   , 2026.

TABLE OF CONTENTS

Prospectus

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time up to $1,000,000,000 of shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 30 of this prospectus.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry and our business. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “BNB Standard,” “the Company,” “we,” “us” and “our” refer to BNB Standard Corporation, formerly known as CEA Industries Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

1

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at https://www.bnbstandard.com/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

2

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “project,” “target,” “estimate,” “anticipate,” “confidence,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

The statements in this prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements which involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the contributions of new executives, the Company’s leadership and management structure, the Company’s plans to operate a validator on BNB Chain and to build an operating business on BNB Chain, including the selection of an infrastructure provider, the timing of the validator’s launch, the rewards and costs of its operation and the Company’s reporting on it, the Company’s plans to educate institutional investors about the BNB ecosystem and its other future initiatives, the Company’s reporting on its BNB holdings and performance, the Company’s execution of its BNB digital asset treasury strategy, the Company’s ability to grow BNB per share, the Company’s strategy and engagement with the BNB community, the Company’s position as the world’s largest corporate BNB treasury, treasury management opportunities within the BNB ecosystem, the Company’s future financial results, share repurchases, strategy, plans, objectives, expectations (financial or otherwise) and growth potential, and the Company’s ability to create stockholder value. The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business, as well as other important factors that may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to: the Company’s ability to manage its leadership transition and to attract, integrate and retain senior management; the Company’s ability to appoint an additional independent director within the deadlines under the Company’s cooperation agreement with YZiLabs; the outcome of the Company’s director searches; the accuracy, completeness and timeliness of information presented on the Company’s website; the Company’s ability to secure, maintain and protect its rights to use the BNB Standard name and related marks; market and community reception of the Company’s new name and brand; volatility in the market price of BNB and other digital assets; the concentration of the Company’s holdings in BNB and of its custody arrangements within the Binance ecosystem; the Company’s ability to establish and operate a validator on BNB Chain, including its selection of and reliance on a third-party infrastructure provider, the amount and variability of validator rewards, and the risk of slashing, downtime, custody or smart contract failure; collateral maintenance and repayment obligations under the Company’s master loan facility; the outcome of the Asset Management Agreement litigation, the Company’s non-payment of accrued management fees, and the enforceability of the Asset Management Agreement’s liquidated damages provision; the previously disclosed material weakness in the Company’s internal control over financial reporting; the Company’s continued compliance with Nasdaq listing requirements; the Company’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; evolving laws, regulations and accounting guidance applicable to digital assets; the future value and adoption of BNB; shareholder activism; and execution of the Company’s BNB digital asset treasury strategy.

Forward-looking statements are subject to numerous conditions and risks, many of which are beyond the Company’s control. In addition, these forward-looking statements and the information in this prospectus and the documents incorporated by reference herein are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s subsequent filings with the SEC, as each may be amended or supplemented from time to time. Copies of the Company’s filings with the SEC are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this prospectus, except as required by law.

3

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus or prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus or prospectus supplement, as well as other information in this prospectus and any applicable prospectus or prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

4

THE COMPANY

Overview

The Company is the largest publicly-traded digital asset treasury (“DAT”) focused exclusively on BNB, the native token of the BNB Chain ecosystem (“BNB Chain”). We seek to continue to build and manage the largest corporate treasury of BNB to provide institutional-grade exposure to BNB Chain and to generate income on our eligible BNB holdings through active treasury management, derivatives, or through the receipt of new tokens or coins distributed by a project to a wide range of individuals in the crypto community (the “DAT Strategy”). We may also generate returns through additional digital asset-related activities such as validation and staking services, lending, and other decentralized finance protocols in the future, though we have not staked any BNB through July 31, 2026. At July 31, 2026, we held 515,544 BNB tokens with an aggregate fair value of $302.3 million, and digital assets, primarily BNB, represented 93.1% of our total assets, while our Retail and Industry segment operating businesses represent a significantly smaller portion of our overall assets based on economic exposure.

Our strategy is built around a simple thesis: BNB is a scarce, utility-driven digital asset that serves as a core economic asset within one of the most active, and growing, blockchain ecosystems in the world. We seek to provide public equity market investors with exposure to BNB through a Nasdaq-listed, SEC-reporting company that combines direct BNB ownership, public company governance, audited financial reporting, treasury controls, custody infrastructure, and capital markets access. We view BNB as a strategic treasury asset and intend to continue evaluating opportunities to acquire additional digital assets as part of our capital allocation strategy.

We believe our platform is differentiated from direct token ownership, private digital asset vehicles, exchange-traded products, and operating companies that hold digital assets as part of a diversified treasury strategy. Our objective is not merely to hold BNB passively, but to build the leading public company platform for BNB ownership, treasury management, and participation in the BNB ecosystem.

We launched the DAT Strategy following the closing of a private placement on August 5, 2025, that raised approximately $500.0 million in cash and digital assets with up to $750.0 million of additional proceeds available through warrant exercises (the “PIPE”).

We acquired Fat Panda Ltd., a Canadian corporation, and its related entities on June 6, 2025 and continue to operate its core retail nicotine vape operations in Canada.

We changed our name from CEA Industries Inc. to BNB Standard Corporation, effective as of September 29, 2026, to better reflect the nature of our business.

Recent Developments

Warrant Exercises

On September 21, 2026, YZi Labs Management Ltd. (“YZi Labs”) exercised for cash 5,418,633 pre-funded warrants and 2,180,631 strategic advisor warrants, each at an exercise price of $0.00001 per share, and we issued an aggregate of 7,599,264 shares of Common Stock upon the exercises. Following the exercises, YZi Labs holds 9,749,745 shares of Common Stock, representing approximately 19.99% of the 48,773,114 shares of Common Stock outstanding as of September 21, 2026.

5

BitGo Credit Facility

On September 21, 2026, we borrowed an additional USDC 5.0 million under our Master Loan Agreement with BitGo Prime, LLC, bringing total principal outstanding to USDC 20.0 million. We did not pledge additional BNB in connection with the borrowing. The increase in the market value of the BNB already pledged as collateral satisfied the initial margin requirement for the additional borrowing, and collateral coverage was approximately 170% of outstanding principal at the time of the borrowing.

Litigation

As previously disclosed, in February 2026, Abraham Gomez, an individual, filed a civil complaint in the Superior Court of the State of California, County of Tulare, Abraham Gomez v. CEA Industries, Inc., et al. (Case No. VCU331863), against the Company and Mr. Hans Thomas, a former member of the Company’s board of directors (the “Board”). The complaint asserts various claims against the defendants, including claims for fraud, promissory estoppel, quantum meruit and unjust enrichment, arising from alleged investment-related discussions and alleged services purportedly performed for the benefit of the Company. The plaintiff seeks damages, including compensatory damages according to proof (which the complaint alleges exceed approximately $2.8 million), together with interest, attorneys’ fees, costs and other relief. On March 27, 2026, the Company removed the action to the United States District Court for the Eastern District of California (Case No. 1:26-cv-02403-KES-SAB). On September 25, 2026, the magistrate judge assigned to the case issued findings and recommendations that the district judge grant the defendants’ motions to dismiss for lack of personal jurisdiction and, in the alternative, for failure to state a claim, in each case with leave to amend. On October 9, 2026, the plaintiff filed objections to the findings and recommendations, and on October 23, 2026, the Company filed its response. The findings and recommendations will not take effect unless adopted by the district judge. We intend to continue to defend the matter vigorously.

As previously disclosed, on July 17, 2026, counsel for Saad Naja delivered a demand letter to David Namdar, the Company’s former Chief Executive Officer, addressed to him personally and in his capacity as an officer of the Company, asserting claims against Mr. Namdar personally arising out of Mr. Naja’s alleged involvement in the transactions relating to the PIPE, including alleged representations regarding an executive role and associated compensation, and demanding a payment of $8.0 million from Mr. Namdar personally in resolution of those claims. On September 29, 2026, the Company received a copy of a separate demand letter from counsel for Mr. Naja, dated July 17, 2026, and addressed to the Company and its Board. The Company had not previously received that letter. The letter alleges that the Company, acting through individuals involved in the PIPE, recruited Mr. Naja and held him out as an incoming executive officer, induced the $5.0 million investment in the PIPE made by Exinity, an entity affiliated with Mr. Naja, and then failed to deliver the executive role and compensation he alleges were promised. The letter asserts claims against the Company for fraudulent inducement, promissory estoppel, unjust enrichment and reputational and consequential damages, and demands a payment by the Company of $8.0 million, the same amount demanded in the letter to Mr. Namdar. The letter states that the demand addresses only Mr. Naja’s personal claims and reserves any separate claims Exinity may have arising out of the PIPE.

We also understand that, on June 26, 2026, counsel for Mr. Naja also delivered a demand letter to 10X Capital Partners LLC (the “Asset Manager”), Hans Thomas and Alexander Monje, each a former director of the Company, asserting claims arising out of Mr. Naja’s involvement in the PIPE, including claims for breach of contract, promissory estoppel, fraudulent inducement, unjust enrichment, conversion of an interest in the Company’s Strategic Advisor Warrant, damages for reputational and consequential harm and imposition of a constructive trust over warrants and shares held by affiliates of the Asset Manager. We have requested a copy of that letter, but have not received it as of the date of this prospectus. As a result, we do not know the amount demanded in the letter.

As of the date of this prospectus, no litigation has been commenced in respect of either of these demands. The Company intends to defend vigorously any claims asserted against it in connection with the foregoing. The Company has notified its directors’ and officers’ liability insurers of the demand to Mr. Namdar and intends to notify its insurers of the other demands. As of the date of this prospectus, no liability has been recorded in respect of these matters, and because they are at a preliminary stage, as of the date of this prospectus, the Company is unable to estimate the amount or range of any reasonably possible loss, if any, that may result from these matters.

Corporate Information

Our principal executive offices are located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, and our telephone number is (303) 993-5271. Our corporate website address is https://www.bnbstandard.com/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

6

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

1.	pursuit of the DAT Strategy;

2.	repayment of debt;

3.	repurchase of our common stock;

4.	working capital; and/or

5.	other capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

7

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary. This summary is qualified in its entirety by reference to the Nevada Revised Statutes (“NRS”) and to the complete text of our Articles of Incorporation, as amended (the “Charter”), the certificates of designation of preferred stock, our amended and restated bylaws (the “Bylaws”) and the Stockholder Rights Agreement.

Common Stock

The Charter authorizes us to issue up to 200,000,000 shares of common stock, par value $0.00001 per share.

Subject to the prior dividend rights of the holders of any shares of issued and outstanding preferred stock, holders of shares of common stock are entitled to receive dividends when, as and if declared by the Company’s Board out of funds legally available for that purpose. We have not declared or paid cash dividends on our common stock.

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. Directors are elected by a plurality of the votes cast. Except as otherwise required by applicable law, the Charter or the Bylaws, every other matter is approved if the votes cast in favor of the matter exceed the votes cast opposing it. Abstentions and broker non-votes are not votes cast. The holders of one-third of the voting power of the outstanding shares entitled to vote, present in person or represented by proxy, constitute a quorum.

In the event of any liquidation, dissolution or winding up of the Company, after satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of common stock are entitled to a ratable distribution of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise, and holders of shares of common stock are not entitled to pre-emptive, subscription or conversion rights. The issued and outstanding shares of common stock are fully paid and non-assessable.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock. Our common stock is listed on Nasdaq under the symbol “BNC.” There were 48,773,114 shares of our common stock outstanding as of October 2, 2026.

Preferred Stock

The Charter authorizes us to issue up to 25,000,000 shares of preferred stock, par value $0.00001 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by the Board. The Board has the right, without prior approval of the holders of common stock and subject to the rights of any series of preferred stock then outstanding, to specify any and all terms of a series of preferred stock, including the number of authorized shares of the series, the rank, dividend and distribution rights, voting rights, liquidation rights and redemption, conversion and pre-emption rights.

The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

The Board has designated 200,000 shares of preferred stock as Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”), reserved for issuance upon exercise of the Rights described below. No shares of preferred stock are issued or outstanding.

Each share of Series C Preferred Stock, when issued, will entitle the holder to cumulative quarterly dividends in an amount per share equal to the greater of $1,000 and 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount of all non-cash dividends or other distributions, declared on the common stock since the payment date of the immediately preceding quarterly dividend. Upon liquidation, dissolution or winding up, holders of Series C Preferred Stock will be entitled to receive $1,000 per share plus accrued and unpaid dividends before any distribution is made to holders of junior stock, after which holders of common stock will receive an amount per share equal to that preference divided by 1,000, with any remaining assets distributed to holders of Series C Preferred Stock and common stock in the ratio of 1,000 to 1 on a per share basis. Each share will entitle the holder to 1,000 votes on all matters submitted to a vote of stockholders, voting together with the common stock as a single class, and, in the event of a consolidation, merger or similar transaction in which shares of common stock are exchanged or changed, will be similarly exchanged or changed into 1,000 times the amount received per share of common stock. Each of these amounts is subject to adjustment for stock dividends, subdivisions and combinations of the common stock. The Series C Preferred Stock is not redeemable and ranks junior to any other series of preferred stock that may be issued, unless the terms of that series provide otherwise.

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Preferred Stock Purchase Rights

On December 26, 2025, the Board adopted a Stockholder Rights Agreement (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company, as rights agent, and declared a dividend of one preferred stock purchase right (each, a “Right” and, collectively, the “Rights”) for each outstanding share of Common Stock and for each share of Common Stock issuable upon complete exercise of certain outstanding warrants (the “Participating Warrants”), without regard to any limitation on exercise of those warrants, including any beneficial ownership limitation, in each case payable to holders of record as of January 8, 2026.

Exercise. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Preferred Stock at an exercise price of $33.50 per Right, subject to adjustment. The Rights are not exercisable until the Distribution Time specified in the Rights Agreement. No Rights have become exercisable.

Triggering Event. Subject to the exceptions described below, the Rights become exercisable if a person or group acquires beneficial ownership of 15% or more of our outstanding Common Stock (an “Acquiring Person”). Upon such an event, each Right other than Rights beneficially owned by the Acquiring Person and its related persons and certain transferees, which become null and void, entitles the holder to purchase shares of our Common Stock having a market value of twice the exercise price of the Right, subject to adjustment.

Flip-over Event. If, at any time after a person becomes an Acquiring Person, the Company consolidates with or merges into another entity and is not the surviving entity, another entity merges into or engages in a share exchange with the Company and all or part of the outstanding Common Stock is changed into or exchanged for securities, cash or other property, or the Company sells or otherwise transfers, in one transaction or a series of related transactions, assets, cash flow or earning power aggregating 50% or more of the assets, cash flow or earning power of the Company and its subsidiaries taken as a whole, then each Right other than Rights that have become null and void entitles the holder to purchase Common Stock of the acquiring company having a market value of twice the exercise price of the Right, subject to adjustment.

Beneficial Ownership. For purposes of the Rights Agreement, a person is treated as beneficially owning shares of Common Stock that the person has the right or obligation to acquire, whether immediately or only after the passage of time or the satisfaction of other conditions, and without regard to any limitation on exercise, including any beneficial ownership limitation of the kind described elsewhere in this prospectus. Certain synthetic interests created by derivative positions are also treated as beneficial ownership, to the extent shares of Common Stock are directly or indirectly held by counterparties to those positions.

Exceptions. The definition of Acquiring Person excludes Exempt Persons and Grandfathered Persons, in each case as defined in the Rights Agreement. Exempt Persons include the Company and its subsidiaries, any officer, director or employee of the Company or a subsidiary solely in that capacity, and Company benefit plans and related trustees. A Grandfathered Person is generally a person whose beneficial ownership, together with that of its related persons, equaled or exceeded 15% of our outstanding Common Stock immediately prior to the first public announcement of the adoption of the Rights Agreement. A person ceases to be a Grandfathered Person, and may become an Acquiring Person, if its beneficial ownership falls below 15% or if it increases its beneficial ownership to an amount equal to or greater than the greater of 15% and the sum of its lowest beneficial ownership at any time after that announcement plus one share of Common Stock. Grandfathered status extends only to the security or instrument in the type and form held as of the date of the Rights Agreement and does not extend to a subsequent change, modification, swap or exchange into a different type or form of security or instrument unless contemplated by the terms of that instrument, so that shares of Common Stock acquired upon exercise of grandfathered warrants remain grandfathered; cash-settled swap or exchange contracts are not grandfathered.

In addition, a person will not become an Acquiring Person solely as a result of a reduction in the number of outstanding shares of Common Stock caused by our repurchase of shares, solely as a result of the grant or exercise of equity awards by the Company, as a result of purchases or issuances, including debt-for-equity exchanges, directly from the Company or through an underwritten offering approved by the Board, or where the Board determines in good faith that the person became an Acquiring Person inadvertently and the person has divested or promptly divests a sufficient number of shares, in each case subject to the conditions set forth in the Rights Agreement. Additionally, a bona fide swaps dealer will also not become an Acquiring Person as a result of ordinary-course activities that the Board determines were undertaken without an intent to evade the Rights Agreement or to control or influence the Company’s management or policies.

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Redemption. The Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, subject to adjustment to reflect any stock split, reverse stock split, stock dividend or similar transaction, at any time prior to the earlier of the time a person becomes an Acquiring Person and the Final Expiration Time. The Company may pay the redemption price in cash, in shares of Common Stock valued at their market price at the time of redemption or in any other form of consideration the Board deems appropriate. Upon the effectiveness of a redemption, the right to exercise the Rights terminates and the only right of holders is to receive the redemption price.

Exchange. At any time after a person becomes an Acquiring Person, and before that person, together with its related persons, becomes the beneficial owner of 50% or more of our outstanding Common Stock, the Board may exchange the Rights, other than Rights that have become null and void, in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series C Preferred Stock or of a class or series of preferred stock having equivalent rights, preferences and privileges, per Right, subject to adjustment.

Amendment. At any time prior to the Stock Acquisition Date specified in the Rights Agreement, the Board may amend or supplement the Rights Agreement in any respect without the consent of holders of Rights. Before any person becomes an Acquiring Person, the Board may also amend the Rights Agreement to make it inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or otherwise alter its application to that transaction. On or after the Stock Acquisition Date, the Board may amend the Rights Agreement only to make changes that do not materially adversely affect the interests of holders of Rights, other than the Acquiring Person and its related persons and transferees, to cure an ambiguity, or to correct or supplement an inconsistent provision.

Expiration. The Rights expire on the earliest to occur of the close of business on December 26, 2026, the time at which the Rights are redeemed, the time at which the Rights are exchanged, and the closing of a merger or other acquisition transaction involving the Company pursuant to an agreement approved by the Board before any person becomes an Acquiring Person.

Rights as a Stockholder. Until a Right is exercised, the holder will have no rights as a stockholder of the Company by virtue of the Right, including the right to vote or to receive dividends.

The Rights are registered under Section 12(b) of the Exchange Act and have no separate trading symbol. Until the Distribution Time, the Rights are evidenced by, and transfer only with, the shares of Common Stock and the Participating Warrants to which they attach, and the exercise of a Participating Warrant results in the cancellation and retirement of the Rights associated with it.

Provisions of Our Charter and Bylaws and Nevada Law That May Have Anti-Takeover Effects

Our Charter, Bylaws and the NRS contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock. The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules of any stock exchange on which our securities may be listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Nomination of Directors. Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

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Stockholder Ability to Call Special Meetings of Stockholders. Our Bylaws provide that special meetings of the stockholders can be called by (i) the secretary upon the written request of the holders of 10% of the voting shares of the Company, and (ii) the president, or by the Board or a majority thereof, subject to the notice, record date and information requirements set forth therein.

Size of Board and Vacancies. The Bylaws provide that the number of directors will be not less than one nor more than 13, as determined from time to time by action of the stockholders or by a resolution of the entire Board (excluding any unfilled vacancies), or if the number is not fixed, the number will be one. In case of any vacancy in the Board, the remaining directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the directors whose place is vacant, and until his/her successor has been duly elected and qualified. Further, the remaining directors may fill any empty seats on the Board even if the empty seats have never been occupied.

Director Removal. Under NRS 78.335(1), a director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

No Cumulative Voting. Holders of shares of Common Stock do not have cumulative voting rights.

Amendments to Bylaws. Our Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the entire Board without a stockholder vote. In addition, the Bylaws may be amended, altered, or repealed at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

Nevada Anti-Takeover Statutes. Nevada’s control share statutes (NRS 78.378 through 78.3793) limit the voting rights of shares acquired in specified control acquisitions, and Nevada’s business combination statutes (NRS 78.411 through 78.444) impose a moratorium on specified transactions between a Nevada corporation and a beneficial owner of 10% or more of its voting power. Our Charter provides that we elect not to be governed by either set of statutes, and that election has been in effect since our incorporation. Accordingly, neither statute applies to us.

We encourage you to read our Charter, our Bylaws and the applicable provisions of Chapter 78 of the NRS in their entirety.

Exclusive Forum for Certain Actions

Unless a majority of the Board consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County of the State of Nevada (or, if the Eighth Judicial District Court does not have subject matter jurisdiction, another state district court located within the State of Nevada or, if no state district court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada), to the fullest extent permitted by law, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or proceeding asserting a claim arising from a breach of a fiduciary duty owed by any current or former director, stockholder or officer or other employee of the Company to the Company or to the stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Company or any current or former director, stockholder or officer or other employee of the Company arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the NRS, the Bylaws or the Charter, (iv) any action or proceeding related to or involving the Company or any current or former director, stockholder or officer or other employee that is governed by the internal affairs doctrine of the State of Nevada, (v) any “internal action,” as defined in NRS 78.046, or (vi) any action or proceeding as to which the NRS confers jurisdiction on the district court of the State of Nevada.

Although we believe the exclusive forum provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent, Warrant Agent and Rights Agent

The transfer agent and registrar for our common stock, the warrant agent for our outstanding warrants and the rights agent under the Rights Agreement is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of BNB Standard Corporation. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and the trustee identified in the applicable prospectus supplement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of BNB Standard Corporation and:

●	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

●	may be issued in one or more series with the same or various maturities;

●	may be issued at a price of 100% of their principal amount or at a premium or discount;

●	may be issued in registered or bearer form and certificated or uncertificated form; and

●	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

●	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

●	the price or prices of the debt securities of the series at which such debt securities will be issued;

●	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

●	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

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●	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

●	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

●	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

●	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

●	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

●	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

●	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	any changes or additions to the provisions of the indenture dealing with defeasance;

●	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

●	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

●	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

●	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

●	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

●	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

●	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any co-issuer;

●	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and

●	demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

●	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

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The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

●	securities in bearer form;

●	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

●	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

●	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

●	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

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So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

●	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

●	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

●	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below. If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

●	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

●	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

●	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

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Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

●	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

●	failure to pay interest on the debt securities of that series within 30 days of the due date;

●	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

●	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

●	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

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The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

●	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

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Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

●	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

●	reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;

●	change the provisions applicable to the redemption of any debt securities;

●	make any debt securities payable in money or securities other than those stated in the debt securities;

●	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

●	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

●	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

●	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

●	to cure any ambiguity, omission, defect or inconsistency;

●	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the Board of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

●	to provide for the assumption by a successor company of the obligations of the Company under the indenture;

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●	to add guarantees with respect to the debt securities or to secure the debt securities;

●	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

●	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

●	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

●	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

●	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

●	to approve a particular form of any proposed amendment;

●	to provide for the issuance of additional debt securities of any series;

●	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

●	to comply with the rules of any applicable depositary;

●	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not BNB Standard Corporation, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not BNB Standard Corporation, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.

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Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, BNB Standard Corporation under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

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The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefore. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

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Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

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DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

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Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

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DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

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●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on Nasdaq (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

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If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

32

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2026 (filed with the SEC on June 23, 2026);

●	our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2026 (filed with the SEC on September 11, 2026);

●	our Current Reports on Form 8-K filed with the SEC on May 6, 2026, May 13, 2026 , May 29, 2026, June 16, 2026, June 17, 2026, June 24, 2026, July 24, 2026, August 10, 2026, September 4, 2026, October 2, 2026 and October 19, 2026, and Current Report on Form 8-K/A filed with the SEC on July 2, 2026, (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-41266) filed with the SEC on February 4, 2022, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on September 4, 2026, as updated by Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 2, 2026)).

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part and before (1) the effectiveness of the registration statement and (2) the later of (i) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (ii) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (https://www.bnbstandard.com/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

BNB Standard Corporation

Attn: Investor Relations

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

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LEGAL MATTERS

The validity of the securities was passed upon for us by Winston & Strawn LLP and Fox Rothschild LLP.

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with offerings made pursuant to this prospectus will be passed upon for us by Ashurst Perkins Coie US LLP and, with respect to matters of Nevada law, Ballard Spahr LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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EXPERTS

The consolidated financial statements of BNB Standard Corporation (formerly known as CEA Industries Inc.) as of April 30, 2026 and 2025 and for the period from June 7, 2025 through April 30, 2026, the period from May 1, 2025 through June 6, 2025 and the year ended April 30, 2025, incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K for the year ended April 30, 2026, have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 30, 2026

PROSPECTUS

BNB Standard Corporation

Up to $50,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”), dated August 25, 2025, as amended on October 2, 2026 (the “Sales Agreement”) relating to shares of our common stock, $0.00001 par value per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $50,000,000 to or through Cantor, acting as agent, pursuant to this prospectus.

Sales of our Common Stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Sales Agreement, Cantor is not required to sell any specific number or dollar amounts of our Common Stock but will use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no current arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross proceeds from each sale of our Common Stock. In connection with the sales of our Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock, public warrants and stapled warrants are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbols “BNC,” “BNCWW” and “BNCWZ,” respectively.

On October 29, 2026, the last reported sale prices on Nasdaq of our Common Stock, public warrants and stapled warrants were $5.41 per share, $0.0103 per public warrant and $0.1509 per stapled warrant, respectively.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus is October    , 2026.

TABLE OF CONTENTS

Prospectus

S-1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. Under this prospectus, we may from time to time sell shares of our Common Stock having an aggregate offering price of up to $50,000,000 at prices and on terms to be determined by market conditions at the time of the offering. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether or not to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor Cantor have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, references in this prospectus to “BNB Standard,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to BNB Standard Corporation (formerly known as CEA Industries Inc.) together with its consolidated subsidiaries.

S-2

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at https://www.bnbstandard.com/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

S-3

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2026 (filed with the SEC on June 23, 2026);

●	our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2026 (filed with the SEC on September 11, 2026);

●	our Current Reports on Form 8-K filed with the SEC on May 6, 2026, May 13, 2026 , May 29, 2026, June 16, 2026, June 17, 2026, June 24, 2026, July 24, 2026, August 10, 2026, September 4, 2026, October 2, 2026 and October 19, 2026, and Current Report on Form 8-K/A filed with the SEC on July 2, 2026 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-41266) filed with the SEC on February 4, 2022, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on September 4, 2026, as updated by Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 2, 2026).

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part and before the (1) the effectiveness of the registration statement and (2) the later of (i) the completion of the offering of the securities described in this prospectus and (ii) the date we stop offering securities pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (https://www.bnbstandard.com/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the base prospectus, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

BNB Standard Corporation

Attn: Investor Relations

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

S-4

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “project,” “target,” “estimate,” “anticipate,” “confidence,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

The statements in this prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements which involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the contributions of new executives, the Company’s leadership and management structure, the Company’s plans to operate a validator on BNB Chain and to build an operating business on BNB Chain, including the selection of an infrastructure provider, the timing of the validator’s launch, the rewards and costs of its operation and the Company’s reporting on it, the Company’s plans to educate institutional investors about the BNB ecosystem and its other future initiatives, the Company’s reporting on its BNB holdings and performance, the Company’s execution of its BNB digital asset treasury strategy, the Company’s ability to grow BNB per share, the Company’s strategy and engagement with the BNB community, the Company’s position as the world’s largest corporate BNB treasury, treasury management opportunities within the BNB ecosystem, the Company’s future financial results, share repurchases, strategy, plans, objectives, expectations (financial or otherwise) and growth potential, and the Company’s ability to create stockholder value. The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business, as well as other important factors that may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to: the Company’s ability to manage its leadership transition and to attract, integrate and retain senior management; the Company’s ability to appoint an additional independent director within the deadlines under the Company’s cooperation agreement with YZiLabs; the outcome of the Company’s director searches; the accuracy, completeness and timeliness of information presented on the Company’s website; the Company’s ability to secure, maintain and protect its rights to use the BNB Standard name and related marks; market and community reception of the Company’s new name and brand; volatility in the market price of BNB and other digital assets; the concentration of the Company’s holdings in BNB and of its custody arrangements within the Binance ecosystem; the Company’s ability to establish and operate a validator on BNB Chain, including its selection of and reliance on a third-party infrastructure provider, the amount and variability of validator rewards, and the risk of slashing, downtime, custody or smart contract failure; collateral maintenance and repayment obligations under the Company’s master loan facility; the outcome of the Asset Management Agreement litigation, the Company’s non-payment of accrued management fees, and the enforceability of the Asset Management Agreement’s liquidated damages provision; the previously disclosed material weakness in the Company’s internal control over financial reporting; the Company’s continued compliance with Nasdaq listing requirements; the Company’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; evolving laws, regulations and accounting guidance applicable to digital assets; the future value and adoption of BNB; shareholder activism; and execution of the Company’s BNB digital asset treasury strategy.

Forward-looking statements are subject to numerous conditions and risks, many of which are beyond the Company’s control. In addition, these forward-looking statements and the information in this prospectus and the documents incorporated by reference herein are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s subsequent filings with the SEC, as each may be amended or supplemented from time to time. Copies of the Company’s filings with the SEC are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this prospectus, except as required by law.

S-5

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Overview

The Company is the largest publicly-traded digital asset treasury (“DAT”) focused exclusively on BNB, the native token of the BNB Chain ecosystem (“BNB Chain”). We seek to continue to build and manage the largest corporate treasury of BNB to provide institutional-grade exposure to BNB Chain and to generate income on our eligible BNB holdings through active treasury management, derivatives, or through the receipt of new tokens or coins distributed by a project to a wide range of individuals in the crypto community (the “DAT Strategy”). We may also generate returns through additional digital asset-related activities such as validation and staking services, lending, and other decentralized finance protocols in the future, though we have not staked any BNB through July 31, 2026. At July 31, 2026, we held 515,544 BNB tokens with an aggregate fair value of $302.3 million, and digital assets, primarily BNB, represented 93.1% of our total assets, while our Retail and Industry segment operating businesses represent a significantly smaller portion of our overall assets based on economic exposure.

Our strategy is built around a simple thesis: BNB is a scarce, utility-driven digital asset that serves as a core economic asset within one of the most active, and growing, blockchain ecosystems in the world. We seek to provide public equity market investors with exposure to BNB through a Nasdaq-listed, SEC-reporting company that combines direct BNB ownership, public company governance, audited financial reporting, treasury controls, custody infrastructure, and capital markets access. We view BNB as a strategic treasury asset and intend to continue evaluating opportunities to acquire additional digital assets as part of our capital allocation strategy.

We believe our platform is differentiated from direct token ownership, private digital asset vehicles, exchange-traded products, and operating companies that hold digital assets as part of a diversified treasury strategy. Our objective is not merely to hold BNB passively, but to build the leading public company platform for BNB ownership, treasury management, and participation in the BNB ecosystem.

We launched the DAT Strategy following the closing of a private placement on August 5, 2025, that raised approximately $500.0 million in cash and digital assets with up to $750.0 million of additional proceeds available through warrant exercises (the “PIPE”).

We acquired Fat Panda Ltd., a Canadian corporation, and its related entities on June 6, 2025 and continue to operate its core retail nicotine vape operations in Canada.

Recent Developments

Warrant Exercises

On September 21, 2026, YZi Labs Management Ltd. (“YZi Labs”) exercised for cash 5,418,633 pre-funded warrants and 2,180,631 strategic advisor warrants, each at an exercise price of $0.00001 per share, and we issued an aggregate of 7,599,264 shares of Common Stock upon the exercises. Following the exercises, YZi Labs holds 9,749,745 shares of Common Stock, representing approximately 19.99% of the 48,773,114 shares of Common Stock outstanding as of September 21, 2026.

S-6

BitGo Credit Facility

On September 21, 2026, we borrowed an additional USDC 5.0 million under our Master Loan Agreement with BitGo Prime, LLC, bringing total principal outstanding to USDC 20.0 million. We did not pledge additional BNB in connection with the borrowing. The increase in the market value of the BNB already pledged as collateral satisfied the initial margin requirement for the additional borrowing, and collateral coverage was approximately 170% of outstanding principal at the time of the borrowing.

Litigation

As previously disclosed, in February 2026, Abraham Gomez, an individual, filed a civil complaint in the Superior Court of the State of California, County of Tulare, Abraham Gomez v. CEA Industries, Inc., et al. (Case No. VCU331863), against the Company and Mr. Hans Thomas, a former member of the Company’s board of directors (the “Board”). The complaint asserts various claims against the defendants, including claims for fraud, promissory estoppel, quantum meruit and unjust enrichment, arising from alleged investment-related discussions and alleged services purportedly performed for the benefit of the Company. The plaintiff seeks damages, including compensatory damages according to proof (which the complaint alleges exceed approximately $2.8 million), together with interest, attorneys’ fees, costs and other relief. On March 27, 2026, the Company removed the action to the United States District Court for the Eastern District of California (Case No. 1:26-cv-02403-KES-SAB). On September 25, 2026, the magistrate judge assigned to the case issued findings and recommendations that the district judge grant the defendants’ motions to dismiss for lack of personal jurisdiction and, in the alternative, for failure to state a claim, in each case with leave to amend. On October 9, 2026, the plaintiff filed objections to the findings and recommendations, and on October 23, 2026, the Company filed its response. The findings and recommendations will not take effect unless adopted by the district judge. We intend to continue to defend the matter vigorously.

As previously disclosed, on July 17, 2026, counsel for Saad Naja delivered a demand letter to David Namdar, the Company’s former Chief Executive Officer, addressed to him personally and in his capacity as an officer of the Company, asserting claims against Mr. Namdar personally arising out of Mr. Naja’s alleged involvement in the transactions relating to the PIPE, including alleged representations regarding an executive role and associated compensation, and demanding a payment of $8.0 million from Mr. Namdar personally in resolution of those claims. On September 29, 2026, the Company received a copy of a separate demand letter from counsel for Mr. Naja, dated July 17, 2026, and addressed to the Company and its Board. The Company had not previously received that letter. The letter alleges that the Company, acting through individuals involved in the PIPE, recruited Mr. Naja and held him out as an incoming executive officer, induced the $5.0 million investment in the PIPE made by Exinity, an entity affiliated with Mr. Naja, and then failed to deliver the executive role and compensation he alleges were promised. The letter asserts claims against the Company for fraudulent inducement, promissory estoppel, unjust enrichment and reputational and consequential damages, and demands a payment by the Company of $8.0 million, the same amount demanded in the letter to Mr. Namdar. The letter states that the demand addresses only Mr. Naja’s personal claims and reserves any separate claims Exinity may have arising out of the PIPE.

We also understand that, on June 26, 2026, counsel for Mr. Naja also delivered a demand letter to 10X Capital Partners LLC (the “Asset Manager”), Hans Thomas and Alexander Monje, each a former director of the Company, asserting claims arising out of Mr. Naja’s involvement in the PIPE, including claims for breach of contract, promissory estoppel, fraudulent inducement, unjust enrichment, conversion of an interest in the Company’s Strategic Advisor Warrant, damages for reputational and consequential harm and imposition of a constructive trust over warrants and shares held by affiliates of the Asset Manager. We have requested a copy of that letter, but have not received it as of the date of this prospectus. As a result, we do not know the amount demanded in the letter.

As of the date of this prospectus, no litigation has been commenced in respect of either of these demands. The Company intends to defend vigorously any claims asserted against it in connection with the foregoing. The Company has notified its directors’ and officers’ liability insurers of the demand to Mr. Namdar and intends to notify its insurers of the other demands. As of the date of this prospectus, no liability has been recorded in respect of these matters, and because they are at a preliminary stage, as of the date of this prospectus, the Company is unable to estimate the amount or range of any reasonably possible loss, if any, that may result from these matters.

Corporate Information

Our principal executive offices are located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, and our telephone number is (303) 993-5271. Our corporate website address is https://www.bnbstandard.com/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-7

THE OFFERING

Issuer	BNB Standard Corporation, a Nevada corporation.

Common Stock offered by us	Shares of our Common Stock having an aggregate gross sales price of up to $50,000,000.

Common Stock to be outstanding following this Offering	Up to 58,015,258 shares of Common Stock, including the sale of 9,242,144 shares of our Common Stock in this offering, assuming the sale of $50,000,000 of shares of our Common Stock in this offering at an assumed offering price of $5.41 per share, which was the last reported sale price of our Common Stock on Nasdaq on October 29, 2026. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur.

Manner of Offering	Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act to or through Cantor acting as the principal and/or the sole designated sales agent. Cantor will use commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” beginning on page S-13 of this prospectus.

Use of Proceeds	We may use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which include, among other things: pursuit of our BNB treasury strategy, debt repayment, repurchases of shares of our Common Stock; working capital; and/or capital expenditures. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. See “Use of Proceeds” beginning on page S-11 of this prospectus.

Risk Factors	See the section titled “Risk Factors” beginning on page S-9 of this prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Symbols	Our Common Stock, public warrants and stapled warrants are traded on Nasdaq under the symbols “BNC,” “BNCWW” and “BNCWZ.”

All information in this prospectus related to the number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 48,773,114 shares of our Common Stock outstanding as of October 2, 2026, and unless otherwise indicated, excludes:

●	16,265 shares of Common Stock issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $73.09 per share;
●	384,966 shares of Common Stock underlying unvested restricted stock units;
●	54,705,743 shares of Common Stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $14.44 per share, consisting of (i) 49,504,988 Stapled Warrants with an exercise price of $15.15 per share, (ii) 2,331,877 Pre-Funded Warrants and 1,383,731 Strategic Advisor Warrants, each with an exercise price of $0.00001 per share, (iii) 990,099 Asset Manager Warrants with an exercise price of $10.23 per share, and (iv) Public Warrants and 2022 Underwriter Warrants exercisable for 409,117 and 85,931 shares with exercise prices of $60.00 and $60.51 per share, respectively; and
●	42,426 shares of Common Stock issuable upon conversion of our outstanding convertible promissory note.

S-8

RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2026 and Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2026, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering and our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since May 1, 2025, our Common Stock has traded at prices as low as $1.83 per share and as high as $82.88 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-9

In addition, the sale of shares of our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

We plan to sell shares of our Common Stock in “at the market offerings,” and investors who purchase shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and numbers of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and those disclosed under “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Cantor to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares that are sold to or through Cantor after our instruction will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with Cantor in any instruction to sell shares, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

S-10

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $50,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with Cantor as a source of financing.

We may use the net proceeds, if any, from the sale of our Common Stock offered by this prospectus, if any, for general corporate purposes, including, among other things:

1.	pursuit of the DAT Strategy;

2.	repayment of debt;

3.	repurchase of our Common Stock;

4.	working capital; and/or

5.	other capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus.

S-11

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board considers relevant.

S-12

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Cantor on August 25, 2025 as amended on October 2, 2026. Under the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $50 million from time to time through Cantor, acting as sales agent. A copy of the Sales Agreement and Amendment No. 1 to the Sales Agreement were filed as an exhibit to the current report on Form 8-K on August 25, 2025 and as an exhibit to Post-Effective Amendment No. 2 on October 5, 2026, respectively, and are incorporated by reference into this prospectus.

Upon delivery of a placement notice to Cantor and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of shares of our Common Stock upon notice and subject to other conditions.

We will pay Cantor for its services in acting as agent in the sale of our Common Stock in connection with this offering, a commission, in cash, at a rate of up to 3.0% of the gross sales price per share issued by us and sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of the counsel to Cantor in an amount not to exceed (a) $150,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Cantor pursuant to the terms of the Sales Agreement, will be approximately $200,000.

Settlement for sales of our Common Stock will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the potential future sales of Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We will report at least quarterly the number of our shares of Common Stock sold under the Sales Agreement and the net proceeds to us in connection with such sales of our Common Stock.

The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its respective affiliates have in the past provided, and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, and may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market-making activities involving our shares of Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

S-13

LEGAL MATTERS

The validity of the securities was passed upon for us by Winston & Strawn LLP and Fox Rothschild LLP.

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with this offering will be passed upon for us by Ashurst Perkins Coie US LLP and, with respect to matters of Nevada law, Ballard Spahr LLP. Cantor is being represented in connection with this offering by DLA Piper LLP (US), New York, NY.

EXPERTS

The consolidated financial statements of BNB Standard Corporation (formerly known as CEA Industries Inc.) as of April 30, 2026 and 2025 and for the period from June 7, 2025 through April 30, 2026, the period from May 1, 2025 through June 6, 2025 and the year ended April 30, 2025, incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K for the year ended April 30, 2026, have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

S-14

Up to $50,000,000

Common Stock

Prospectus

Cantor

October    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

Amount to be Paid
SEC Registration Fee		$131,195**
Transfer Agent and Trustee Fees and Expenses		*
Printing		*
Legal Fees and Expenses		*
Rating Agency Fees		*
Accounting Fees and Expenses		*
Miscellaneous		*
TOTAL	$	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.
**	Previously paid.

Item 15. Indemnification of Directors and Officers.

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the shareholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

● Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

● Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

We maintain directors’ and officers’ liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

II-2

Item 16. Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement.
1.2	Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., dated August 25, 2025 (incorporated herein by reference to Exhibit 1.1 to the Current Report on Form 8-K filed on August 25, 2025).
1.3	Amendment No. 1 to Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., dated October 2, 2026 (incorporated herein by reference to Exhibit 1.3 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed on October 5, 2026).
3.1	Restated Articles of BNB Standard Corporation, filed with the Secretary of State of the State of Nevada on September 29, 2026 (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed October 2, 2026).
3.2	Certificate of Designation of Series C Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed on December 29, 2025).
3.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed October 2, 2026).
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed January 28, 2010).
4.2	Form of Indenture (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3ASR filed on August 25, 2025).
4.3*	Form of Certificate of Designations.
4.4*	Form of Deposit Agreement.
4.5*	Form of Depositary Receipt.
4.6*	Form of Warrant Agreement.
4.7*	Form of Warrant.
4.8*	Form of Rights Agent Agreement.
4.9*	Form of Purchase Contract.
4.10*	Form of Unit Agreement.
4.11	Stockholder Rights Agreement, dated as of December 26, 2025, between BNB Standard Corporation (formerly known as CEA Industries Inc.) and Continental Stock Transfer & Trust Company, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed December 29, 2025).
5.1	Opinion of Fox Rothschild LLP (incorporated herein by reference to Exhibit 5.1 to the Registration Statement on Form S-3ASR filed on August 25, 2025).
5.2	Opinion of Winston & Strawn LLP (incorporated herein by reference to Exhibit 5.2 to the Registration Statement on Form S-3ASR filed on August 25, 2025).
23.1***	Consent of Sadler, Gibb & Associates, LLC.
23.2	Consent of Fox Rothschild LLP (contained in Exhibit 5.1).
23.3	Consent of Winston & Strawn LLP (contained in Exhibit 5.2).
24.1	Power of Attorney for Carly E. Howard, Annemarie Tierney and Glenn Tyranski (incorporated herein by reference to Exhibit 24.1 to Post-Effective Amendment No. 1 filed on June 18, 2026).
24.2	Power of Attorney for Matthew Roszak (incorporated herein by reference to Exhibit 24.3 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed on October 5, 2026).
24.3	Power of Attorney for Ling Zhang (incorporated herein by reference to Exhibit 24.4 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed on October 5, 2026).
25.1**	Form T-1 Statement of Eligibility of Trustee to act as trustee under the Indenture.
107	Filing Fee Table (incorporated herein by reference to Exhibit 107 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed on October 5, 2026).

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.
***	Filed herewith.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on October 30, 2026.

BNB STANDARD CORPORATION

By:	/s/ Alex Odagiu
Name:	Alex Odagiu
Title:	Chief Executive Officer and Director

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POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed on October 30, 2026 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Alex Odagiu	Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2026
Alex Odagiu

/s/ William B. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2026
William B. Miller
*	Chair of the Board of Directors	October 30, 2026
Carly E. Howard

*	Director	October 30, 2026
Matthew Roszak

*	Director	October 30, 2026
Annemarie Tierney

*	Director	October 30, 2026
Glenn Tyranski

*	Director	October 30, 2026
Ling Zhang

* By:	/s/ William B. Miller
William B. Miller Attorney-in-Fact

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